UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,

vs.	Civil Action No.

US GLOBAL NANOSPACE, INC., JOHN D. ROBINSON, and JULIE E. SEAMAN,

Defendants.

Agreed Final Judgment as to
Defendant US Global Nanospace, Inc.

The Securities and Exchange Commission having filed a Complaint and Defendant US Global Nanospace, Inc. having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Agreed Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Agreed Final Judgment:
I.
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Agreed Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 5 of the Securities Act [15 U.S.C. §77e] by, directly or indirectly, in the absence of any applicable exemption:

(a)
Unless a registration statement is in effect as to a security, making use of any means or instruments of transportation or communication in interstate commerce or of the mails to sell such security through the use or medium of any prospectus or otherwise;

(b)
Unless a registration statement is in effect as to a security, carrying or causing to be carried through the mails or in interstate commerce, by any means or instruments of transportation, any such security for the purpose of sale or for delivery after sale; or

(c)
Making use of any means or instruments of transportation or communication in interstate commerce or of the mails to offer to sell or offer to buy through the use or medium of any prospectus or otherwise any security, unless a registration statement has been filed with the Commission as to such security, or while the registration statement is the subject of a refusal order or stop order or (prior to the effective date of the registration statement) any public proceeding or examination under Section 8 of the Securities Act [15 U.S.C. §77h].

II.

There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Agreed Final Judgment forthwith and without further notice.

Dated: ______________, 2006

____________________________________ UNITED STATES DISTRICT JUDGE

Approved as to form and entry requested:

______________________________
MARSHALL GANDY
Texas Bar No. 07616500
Attorney for Plaintiff
SECURITIES AND EXCHANGE COMMISSION
Fort Worth District Office
Burnett Plaza, Suite 1900
801 Cherry Street, Unit #18
Fort Worth, Texas 76102-6882
Telephone: 817-978-6464
Fax: 817-978-4927

______________________________
ANDREW B. HOLMES
Attorney for the Defendant
US Global Nanospace, Inc.
Beck, DeCorso, Daly, Kreindler & Harris, PC
601 West Fifth Street, 12th Floor
Los Angeles, California 90071-2025
Tel: 2213-683-2007
Fax: 213-489-7532